SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC   20549


                            FORM 8

                      AMENDMENT TO REPORT
                Filed pursuant to Section 13 of
              The Securities Exchange Act of 1934


                      GENERAL MILLS, INC.
      (Exact name of registrant as specified in charter)


                        AMENDMENT NO. 1


The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current
Report on Form 8-K dated May 28, 1995, as set forth in the pages attached hereto:

          Item 7(b)

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                GENERAL MILLS, INC.


Dated:  July 11, 1995       By:  /s/ Siri S. Marshall
                                Siri S. Marshall
                                Senior Vice President, General
                                 Counsel and Secretary

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(b) Pro Forma financial information

    As described in Item 7(b) of the Current Report on Form 8-K dated May 28, 1995 previously filed, pro forma financial information will not be filed, since the disposition transaction described in Item 2 of the previously filed Form 8-K is fully reflected in the General Mills, Inc. (the "Company") consolidated balance sheet and consolidated income statement as of and for the fiscal year ended May 28, 1995. Therefore the registrant is providing herewith the General Mills, Inc. consolidated balance sheet and consolidated income statement as of and for the fiscal year ended May 28, 1995.

    The  consolidated  balance sheet at May 28,  1995  reflects the distribution by the Company of the common stock of Darden Restaurants, Inc. (comprised of substantially all the Company's restaurant operations) to Company stockholders effective May 28, 1995. The distribution resulted in a decrease in net stockholders' equity of the Company of $1,218.7 million. The consolidated income statement for the period ended May 28, 1995 includes the Company's restaurant operations within the "Discontinued Operations after Taxes" line item.


                      GENERAL MILLS, INC.
             CONSOLIDATED CONDENSED BALANCE SHEETS
                         (In Millions)

                                        May 28,   May 29,
                                          1995      1994
ASSETS
Current Assets:
   Cash and cash equivalents          $  13.0     $  27.8
   Receivables                          277.3       266.0
   Inventories                          372.0       339.3
   Prepaid expenses and other            80.8        80.4
   Deferred income taxes                153.8       198.1
     Total Current Assets               896.9       911.6

Land, Buildings and Equipment         2,611.9     2,512.5
   Less accumulated depreciation     (1,155.3)   (1,009.3)
    Net Land, Buildings and Equipment 1,456.6     1,503.2
Net assets of Discontinued Operations       -     1,508.1
Other Assets                          1,004.7       881.1

Total Assets                         $3,358.2    $4,804.0

LIABILITIES AND EQUITY
Current Liabilities:
   Accounts payable                   $ 494.0     $ 513.9
   Current portion of debt               93.7       115.1
   Notes payable                        112.9       433.3
   Accrued taxes                        108.8       147.0
   Other current liabilities            411.5       332.0
     Total Current Liabilities        1,220.9     1,541.3
Long-term Debt                        1,400.9     1,413.3
Deferred Income Taxes                   248.6       209.5
Deferred Income Taxes-Tax Leases        169.1       189.8
Other Liabilities                       177.7       176.9
     Total Liabilities                3,217.2     3,530.8

Common Stock Subject to Put Options       -         122.0

Stockholders' Equity:
   Common stock                         379.5       251.0
   Retained earnings                  1,233.3     2,457.9
   Less common stock in treasury     (1,372.1)   (1,334.4)
   Unearned compensation and other      (57.9)     (160.2)
   Foreign currency adjustment          (41.8)      (63.1)
     Total Stockholders' Equity         141.0     1,151.2

Total Liabilities and Equity         $3,358.2    $4,804.0


                      GENERAL MILLS, INC.
              CONSOLIDATED STATEMENTS OF EARNINGS
             (In Millions, Except per Share Data)

                                          Fiscal Year Ended
                                       May 28,  May 29, May 30,
                                        1995     1994     1993

Continuing Operations:

Sales                              $   5,026.7 $5,327.2 $5,138.4

Costs and Expenses:
   Cost of sales                       2,023.0  2,012.5  2,002.6
   Selling, general and administrative 2,123.3  2,367.1  2,213.7
   Depreciation and amortization         191.4    173.8    153.3
   Interest, net                         101.2     78.8     56.0
   Unusual items                         183.2    146.9     36.4

   Total Costs and Expenses            4,622.1  4,779.1  4,462.0

Earnings from Continuing Operations
   before Taxes                          404.6    548.1    676.4

Income Taxes                             144.9    208.1    265.4

Earnings from Continuing Operations      259.7    340.0    411.0

Discontinued Operations after Taxes      107.7    133.4     95.1

Cumulative Effect to May 31, 1993 of
 Continuing Operations Accounting Changes   -      (3.5)      -

Net Earnings                          $  367.4  $ 469.9  $ 506.1

Earnings per Share:
   Continuing operations              $   1.64  $  2.14  $  2.52
   Discontinued operations                 .69      .83      .58
   Cumulative effect of
     accounting changes                     -      (.02)      -

Net Earnings per Share                $   2.33  $  2.95   $ 3.10

Average Number of Shares                 158.0    159.1    163.1